EXHIBIT 99.1



                                          FOR IMMEDIATE RELEASE
CONTACT:
                                          Stephen D. Axelrod, CFA
Richard Reichgut, V.P. Marketing          Andria Pilo (Media)
AUTHENTIDATE, INC.                        WOLFE AXELROD WEINBERGER ASSOC. LLC
(212) 329-1115; (212) 329-1101 (Fax)      (212) 370-4500; (212) 370-4505 (Fax)
rreichgut@AuthentiDate.com                steve@wolfeaxelrod.com



      AUTHENTIDATE, INC SIGNS STRATEGIC AGREEMENT WITH U.S. POSTAL SERVICE
                     TO PROVIDE ELECTRONIC POSTMARK SERVICE

NEW YORK, NY - AUGUST 6, 2002 -- AUTHENTIDATE, A SUBSIDIARY OF AUTHENTIDATE HOLDING CORP. (NASDAQ: ADAT), AND LEADING PROVIDER OF TRUSTED CONTENT AUTHENTICATION SERVICES, today announced that it has signed a strategic alliance agreement with the United States Postal Service to be the provider of the USPS Electronic Postmark(R) (EPM) service. Under the terms of the agreement, AuthentiDate, Inc will provide the management, technology and support for the Postal Service's EPM service. The EPM brings a high level of integrity to electronic communications and transactions.

The USPS Electronic Postmark(R) provides evidence that the content of a document or file existed at a specific date and time, and the EPM protects the integrity of the document or file by ensuring that it cannot be altered without detection. The EPM uses patent pending technology offering highly sophisticated encryption ensuring document authenticity. Implemented as an XML-based web service by AuthentiDate, the EPM can be added to any application regardless of the computing platform or operating system.

 AuthentiDate is also embracing the efforts of the Web Services Interoperability Organization (WS-I), to ensure that the EPM, a foundation Web service for content non-repudiation and trusted time stamping, interoperates with other industry Web services. The WS-I is a cross-industry initiative designed to accelerate the development and deployment of interoperable web services across a variety of platforms, applications and programming languages.

 "Americans trust the Postal Service when they communicate via hardcopy mail," said Deputy Postmaster General John M. Nolan. "We believe that the USPS Electronic Postmark adds a comparable level of trust to electronic correspondence and transactions."

"We are pleased to see AuthentiDate and the U.S. Postal Service team up on such an ambitious web services project, and are very excited to see the USPS EPM being accessible from the Microsoft .NET platform," said Sanjay Parthasarathy, Vice President of Microsoft's .NET Platform Strategy Group. "The ability for developers to have programmatic access to a USPS electronic postmarking service will enable interesting and valuable scenarios for customers doing business over the Internet."

"Providing our WebSphere* customers with the ability to verify and audit data within their applications is crucial," said William Reedy, Vice President of Business Development, Application and Integration Middleware Division, IBM. "Based on open web service standards and built into the WebSphere platform, the USPS Electronic Postmark can be easily integrated or built into applications which will allow businesses to protect the integrity of electronic data."

                                                                        - MORE -
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Sunil Misra, Vice President of Unisys Global Security Practice, stated, "The
Postal Service and AuthentiDate EPM solution should have a significant influence on our customers' ability, via our Trusted Community Solutions (TCS), to conduct reliable, cost effective, secure communications and transactions for today's environment. Unisys intends to support this initiative by integrating the USPS EPM into solutions within our target market's such as financial services and the public sector."

"This strategic alliance is truly a landmark event. It will provide a trusted environment for the sending of electronic files of any kind and speed up the flow of business in a secure fashion," said Rob Van Naarden, CEO of AuthentiDate, Inc. "We are delighted to be partnering with the Postal Service in this area since they represent the single most trusted entity in our society. This is a big win for all parties involved, business and consumers alike!"

"According to ICANN (The Internet Corporation for Assigned Names and Numbers), it is estimated that over 3 trillion electronic transactions occur annually. Of those, ICANN estimates that 5%, or 150 billion are candidates for the electronic time and date stamping provided by the Electronic Postmark Service. Industry experts have also estimated that the market for date and time stamping will triple from its current base by the year 2005," stated John Botti, Chairman and CEO of AuthentiDate Holding Corp. "Previously, concerns about the ability to alter electronically created documents have dramatically slowed the development of e-business. However, with the backing of the United States Postal Service, these concerns will vanish."

To participate in today's conference call please dial (800) 633-8410 about 5-10 minutes prior to 11:30 am EDT. The conference call will also be available on replay starting at 1:30 pm EDT on August 6, 2002, and ending at 1:30 pm EDT on August 7, 2002. For the replay, please dial (800) 633-8284 (confirmation # 20810854). The access number for the replay for international callers is (402) 977-9140 (confirmation # 20810854).

                         ------------------------------

ABOUT AUTHENTIDATE HOLDING CORP.

AUTHENTIDATE HOLDING CORP. (AHC) is the holding company of five business units; DocStar, AuthentiDate International AG, AuthentiDate, Inc., DJS Marketing Group/Computer Professionals International and Trac Medical Solutions, Inc. DocStar sells a complete line of proprietary document imaging products. AuthentiDate and AuthentiDate AG provide the authentication of digital data through its proprietary and patent pending technology. AuthentiDate intends to establish itself as the authority on "content security" as it is a growing sector of the electronic network security infrastructure market. DJS delivers professional services centered around technology systems integration projects, staff augmentation, out-tasking, outsourcing services and resells computer related products. Trac Medical uses the AuthentiDate service in the medical supply business.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words "believe," "anticipate," "think," "intend," "plan," "will be," "expect," and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company's ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

* Indicates a trademark or registered trademark of International Business Machines Corporation


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